Section 906 Certifications

I, Charles E. Porter, a Principal Executive Officer of the Funds listed on Attachment A, certify that, to my knowledge: 1. The form N-CSR of the Funds listed on Attachment A for the period ended May 31, 2006, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the Funds listed on Attachment A for the period ended May 31, 2006 fairly presents, in all material respects, the financial condition and results of operations of the Funds listed on Attachment A.

Date: July 21, 2006

/s/ Charles E. Porter
______________________
Charles E. Porter
Principal Executive Officer

Section 906 Certifications

I, Steven D. Krichmar, a Principal Financial Officer of the Funds listed on Attachment A, certify that, to my knowledge: 1. The form N-CSR of the Funds listed on Attachment A for the period ended May 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the Funds listed on Attachment A for the period ended May 31, 2006 fairly presents, in all material respects, the financial condition and results of operations of the Funds listed on Attachment A.

Date: July 21, 2006

/s/ Steven D. Krichmar
______________________
Steven D. Krichmar
Principal Financial Officer

Attachment A
N-CSR
Period (s) ended May 31, 2006

855	Putnam Arizona Tax Exempt Income Fund
037	Putnam Florida Tax Exempt Income Fund
847	Putnam Minnesota Tax Exempt Income Fund
845	Putnam Massachusetts Tax Exempt Income Fund
058	Putnam Investment Grade Municipal Trust
590	Putnam Managed High Yield Trust
168	Putnam Tax-Free Health Care Fund
030	Putnam New York Tax Exempt Income Fund
060	Putnam High Yield Advantage Fund
398	Putnam Limited Duration Government Income Fund
949	Putnam Classic Equity Fund
012	Putnam Equity Income Fund
433	Putnam Capital Appreciation Fund
047	Putnam Pennsylvania Tax Exempt Income Fund
848	Putnam Ohio Tax Exempt Income Fund
019	Putnam New Jersey Tax Exempt Income Fund
846	Putnam Michigan Tax Exempt Income Fund